UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
September 30, 2011
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2011, Pinnacle Airlines Corp. (the “Company”) announced that Douglas W. Shockey has resigned from his position as Vice President and Chief Operating Officer of the Company, effective September 30, 2011.  The material terms of Mr. Shockey’s severance agreement will be disclosed as soon as possible.

The Company also announced that effective October 1, 2011 John Spanjers was appointed Vice President and Chief Operating Officer of the Company, succeeding Mr. Shockey.  Mr. Spanjers, age 57, has served as President of Mesaba Aviation, Inc. (“Mesaba”), a wholly owned subsidiary of the Company, since 2002.  Mr. Spanjers joined Mesaba in 1999 as Vice President of Flight Operations.  Before joining Mesaba, Mr. Spanjers was the Director of Performance Engineering for Northwest Airlines, and held various other positions within the System Operations Control organization at Northwest since June 1988.  Prior to that, Mr. Spanjers held various operational positions within the regional and charter airline industry.  Mr. Spanjers received a Bachelor of Science degree from the University of Minnesota.

The Company will file an amendment to this Report after a definitive employment agreement has been executed by the Company and Mr. Spanjers.

A copy of the press release the Company issued to announce these changes is attached as Exhibit 99.1 to this current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:
Exhibit Number	Description

99.1	Press release issued by Pinnacle Airlines Corp. dated October 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
October 3, 2011